EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 13, 2004, with respect to the financial statements of Insert Therapeutics, Inc., included in the Current Report on Form 8-K/A of Arrowhead Research Corporation, filed August 11, 2004.

/s/    ROSE, SNYDER & JACOBS

Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California

October 28, 2004